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                                  Exhibit 11.1
       Statement Regarding Weighted Average Common and Common Equivalent
            Shares Used in Computation of Earnings (Loss) Per Share


                                                                                    Primary
                                        ------------------------------------------------------------------------------------------
                                                                                                                   Cumulative
                                                                                                                 for the Period
                                         Quarter Ended September 30,      Nine Months Ended September 30,        June 30, 1988
                                        ----------------------------      -------------------------------         (inception)
                                             1995            1996              1995           1996           to September 30, 1996
                                        -------------   ------------      ------------    ------------       ---------------------
Net loss                                 $   (1,777)     $    (2,202)     $    (4,103)     $      (908)          $   (23,537)
                                         ==========      ===========      ===========      ===========           ===========

Weighted average common shares
  outstanding                                 8,794           20,205            8,794           19,211                 9,145


Add shares issuable upon the exercise
  of outstanding options and warrants
  issued within one year of initial
  public offering                               830               -               830               -                    729
                                         ----------      -----------      -----------      -----------            -----------


  Total weighted average shares               9,624           20,205            9,624           19,211                 9,874
                                         ==========      ===========      ===========      ===========            ==========

Net loss per common share                $    (0.18)     $     (0.11)     $     (0.43)     $     (0.05)           $    (2.38)
                                         ==========      ===========      ===========      ===========            ==========


                                                                                Fully Diluted (1)
                                        ------------------------------------------------------------------------------------------
                                                                                                                   Cumulative
                                                                                                                 for the Period
                                         Quarter Ended September 30,      Nine Months Ended September 30,        June 30, 1988
                                        ----------------------------      -------------------------------         (inception)
                                             1995            1996              1995           1996           to September 30, 1996
                                        -------------   ------------      ------------    ------------       ---------------------
Net loss                                 $    (1,777)    $   (2,202)      $   (4,103)      $     (908)           $   (23,537)
                                         ===========     ===========      ===========      ===========           =============

Weighted average common shares
     outstanding                               8,794         20,205             8,794          19,211                  9,145

Add shares issuable upon the exercise
     of outstanding options and warrants
     issued within one year of initial
     public offering                             830              -               830               -                     729
                                         -----------     -----------      -----------      -----------            -----------

Total weighted average shares                  9,624         20,205             9,624          19,211                   9,874
                                         ===========     ===========      ===========      ===========            ===========

Net loss per common share                $     (0.18)    $    (0.11)      $     (0.43)     $    (0.05)            $     (2.38)
                                         ===========     ===========      ============     ===========            ===========


(1) Earnings per common and common equivalent share as presented on the face of the statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the statements of operations because the differences are insignificant.

All share and per share amounts have been restated to reflect the effects of a three-for-two split of the outstanding shares of the Company's common stock, effected in the form of a stock dividend , to be effective as of April 16, 1996 to all holders of record as of April 2, 1996.


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